PETROSTRATA CORPORATION
Project Revenues and Utilization of Funds

GROSS RECEIPTS
NO.	ITEM		$ / BARREL	DAYS	EXT.
1	840	Barrels / Day	82	90	$ 6,199,200
TOTAL GROSS RECEIPTS					$ 6,199,200

EXPENSES
No.	ITEM		$	QTY.	EXT.
1.0	LAND ACQUISITION
	50	Acres w/ 1500 ft RR Spur	$ 10,000	50	$ 500,000
		Purchase Price and Misc. Closing Costs
	SUB-TOTAL LAND ACQUISITION				$ 500,000

2.0	CAPITAL COSTS
2.1	CONSTRUCTION COSTS		$	QTY.	Fixed Cost
		Turnkey SF Building incl. FF&E and All Flatwork	$ 325.00	20,000	$ 6,500,000
		incl. FF&E plus site work and Entitlement Fees			$ -
		Dual Process Crusher/Pulverizer (installed)	$ 2,000,000	2	$ 4,000,000
		20 Ton/ HR Micronic Processor Configurations (installed)	$ 1,000,000	8	$ 8,000,000
		100,000 Gallon Day Tank and Long Arm			$ -
		and truck loading manifold (installed)	$ 750,000	2	$ 1,500,000
		Utility Service Upgrades	$ 500,000	1	$ 500,000
	SUB-TOTAL CONSTRUCTION COST				$ 20,500,000

3.0	SOFT COSTS
3.1	PROJECT CONSULTING / ENGINEERING				AMT.
		Environmental Consulting & Monitoring			$ 200,000
		Site Civil (Doudbts)			$ 150,000
		Building A & E (Doudbts)			$ 100,000
		Transportation (RSI Logistics)			$ 150,000
		Process Engineering (Process Engr.)			$ 250,000
		Mechanical Engineering (Fuild Engr.)			$ 250,000
		Equipment Installation			$ 125,000
		Storage Logisitics (IPECO)			$ 75,000
	SUB-TOTAL CONSULTING ENGINEERING				$ 1,100,000
SUB-TOTAL CAPITAL EXPENSES					$ 22,100,000

4.0	OPERATING EXPENSES
4.1	ORE HANDING EXPENSES
	$ / TON	ITEM		TONS	EXT.
	12	Cost of mining Ore	$ 12	75,600	$ 907,200
	12	Transportation of Ore	$ 12	75,600	$ 907,200
	4	Pulverization	$ 4	75,600	$ 302,400
	10	Micronic Processing	$ 10	75,600	$ 756,000
	12	Disposal of Waste Products	$ 12	75,600	$ 907,200
	SUB-TOTAL ORE HANDLING EXPENSES				$ 3,780,000

4.2	ON-GOING PLANT OPERATING EXPENSES		AMT.	YEAR	EXT.
		Small Equipment	$ 200,000	0.5	$ 100,000
		Materials	$ 200,000	0.5	$ 100,000
		Labor	$ 2,000,000	0.75	$ 1,500,000
		Contracted Services	$ 400,000	0.5	$ 200,000
		Misc. Operating Expenses	$ 2,000,000	0.5	$ 1,000,000
		Site Utilities	$ 500,000	0.5	$ 250,000
		Permits Fees and Asessments	$ 500,000	0.5	$ 250,000
		Contingency Funds	$ 500,000	0.5	$ 250,000
	SUB-TOTAL ON-GOING OPERATING EXPENSES				$ 3,650,000

4.3	ADMINISTRATIVE EXPENSES		AMT.	YEAR	EXT.
		Executive Salaries & Expenses	$ 750,000	1.5	$ 1,125,000
		Exploration, Research and Development	$ 1,000,000	1.0	$ 1,000,000
		Legal	$ 500,000	1.0	$ 500,000
		Accounting	$ 250,000	1.0	$ 250,000
		Marketing	$ 250,000	1.0	$ 250,000
	SUB-TOTAL ADMINISTRATIVE EXPENSES				$ 3,125,000

5.0	CAPITAL DEBIT SERVICE OF CAPITAL COSTS
			MONTHLY	MOS./YEAR	ANNUAL
	Financed at 8% over fifteen years = Annual Debit Service		$ 211,199	8	$ 1,689,593

TOTAL OPERATING EXPENSES					$ 12,244,593

6.0	FINANCIAL CHARGES			%
		Broker Fees		10%	$ 1,224,459
		Interest / ROI		10%	$ 1,224,459
	SUB-TOTAL FINANCE CHARGES				$ 2,448,919

TOTAL FIRST YEAR PROJECT EXPENSES					$ 14,693,511

TOTAL FIRST YEAR PROFITS BEFORE TAXES					$ (8,494,311)